Exhibit 15.3

Our ref                                  VSL/665661-000001/12554334v1

Direct tel                        +852 3690 7406
E-mail                                    derrick.kan@maplesandcalder.com

Lightinthebox Holding Co., Ltd.

Tower 2, Area D, Diantong Square

No. 7 Jiuxianqiao North Road

Chaoyang District

Beijing 100015

People’s Republic of China

28 March 2018

Dear Sir

LightInTheBox Holding Co., Ltd.

We have acted as legal advisors as to the laws of the Cayman Islands to LightInTheBox Holding Co., Ltd., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended 31 December 2017.

We hereby consent to the reference of our name under the heading “Item 10. Additional Information E. Taxation — Cayman Islands Taxation” in the Form 20-F.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP